Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Preliminary Financial Results for Second Quarter 2011

Preliminary Q2 2011 Summary:

•   Preliminary net loss available to common shareholders of $4.6 million, or ($0.09) per share, includes a preliminary estimated non-cash goodwill impairment charge of $6.7 million, which represents the entire remaining balance of goodwill.

•   Excluding estimated non-cash goodwill impairment charge, preliminary net income available to common shareholders of $2.1 million or $0.04 per share

•   Substantial improvement in asset quality including a reduction in non-performing loans, delinquent loans, TDR loans, impaired loans, and charge-offs

•   Successful capital raise of $109 million in common stock (net of underwriting fees)

•   All capital ratios significantly improved from prior quarter

LOS ANGELES, July 25, 2011 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company (“the Company”) for Wilshire State Bank (“the Bank”), today reported that it expects a net loss available to common shareholders of $4.6 million, or ($0.09) per basic and diluted share, for the quarter ended June 30, 2011, which includes a preliminary estimated non-cash goodwill impairment charge of $6.7 million.  This compares to a net loss available to common shareholders of $4.6 million, or ($0.15) per basic and diluted share, for the same period of the prior year, and a net loss available to common shareholders of $52.1 million, or ($1.77) per basic and diluted share, in the first quarter of 2011.  All financial results reported in this press release for the quarter and/or six months ended June 30, 2011 are preliminary and could change depending on finalization of the actual impairment charge to goodwill (please see discussion of goodwill impairment charge below).

Excluding the preliminary non-cash goodwill impairment charge, the Company expects to report net income available to common shareholders of $2.1 million, or $0.04 per fully diluted share, for the second quarter of 2011.  The expected improvement in financial results, net of the preliminary expected charge to goodwill, compared to the first quarter of 2011 is primarily attributable to an improvement in asset quality and a reduction in credit costs.  The results discussed in this paragraph reflect the use of non-GAAP financial metrics; a reconciliation to GAAP financial metrics is included at the end of this release.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We are very pleased with the substantial improvement in our financial performance in the second quarter of 2011, which reflects the continued strength of our earnings power along with the results of our aggressive actions to resolve problem loans and reduce our credit costs.  We are executing well on the plan we have outlined to return Wilshire Bancorp to its historical level of profitability.  During the second quarter, we achieved two key milestones in our plan: 1) strengthening our capital position through a $109 million stock offering; and 2) significantly reducing our problem loans.

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

“We also saw encouraging signs of stability in our loan portfolio, as evidenced by reduced inflow into delinquent and non-accrual loans during the second quarter.  Given a continuation of the positive trends in our asset quality, we believe that our credit costs will remain manageable and we can steadily increase our profitability in the foreseeable future,” said Mr. Yoo.

Goodwill Impairment

As a result of the decline in its stock price and market capitalization, Wilshire Bancorp has determined that it is probable that the goodwill related to the acquisition of the Company’s East Coast branches has been impaired.  The Company is currently implementing the second step of the analysis to determine the extent to which the goodwill is impaired.  The Company has recorded a preliminary non-cash goodwill impairment charge in the amount of $6.7 million, which represents a write-down of all of the goodwill currently carried on the balance sheet.  Once the second step of the goodwill impairment analysis is completed, the Company may determine that no impairment or a charge of less than $6.7 million is required.  The Company expects to complete the goodwill impairment test by the time it files its quarterly report on Form 10-Q for the quarter ended June 30, 2011.

The preliminary non-cash goodwill impairment charge has no significant effect on the Company’s liquidity, operations, or capital ratios.

STATEMENT OF OPERATIONS

Net interest Income and Margin

Net interest income before provision for loan losses totaled $27.3 million in the second quarter of 2011, a decrease of 6.5% from $29.2 million in the second quarter of 2010, and a decrease of 6.7% from $29.3 million in the first quarter of 2011.  The decrease in net interest income on a linked quarter basis was primarily attributable to a decline in total loans as result of management’s plan to aggressively reduce problem loans, which was partially offset by a reduction in interest expense.

Net interest margin was 4.42% in the second quarter of 2011, compared to 3.72% in the second quarter of 2010 and 4.53% in the first quarter of 2011.  The decrease in net interest margin from the previous quarter is primarily attributable to higher balances of Federal Funds Sold, which resulted from funds that became available through the capital raise and loan sales. As the Company utilizes these funds through investment purchases and loan originations, the negative impact to net interest margin will be reduced.

Net interest margin on a year to date basis increased to 4.46% at June 30, 2011 from 3.69% for the same period of the previous year.  The increase in margin reflects a large decrease in cost of liabilities which decreased to 1.14% from 1.80% for the same period.

Non-Interest Income

Total non-interest income declined to $4.1 million for the quarter ending June 30, 2011 compared to $8.7 million for the previous quarter and $9.9 million for the quarter ending June 30, 2010.

Net gain on sale of loans declined to a loss of $1.3 million for the quarter ending June 30, 2011 compared to a $3.6 million gain for the quarter ending March 31, 2011.  The net loss on sale of loans for the quarter ending June 30, 2011 consists of $4.6 million in gains from SBA loan sales offset by a net loss of $5.9 million from the sale of CRE loans.  The $5.9 million loss on CRE loan sales resulted from lower pricing received on loan sales compared to previous markdowns on the loans held for sale for the first quarter of 2011 which were marked down to their fair values at March 31, 2011.

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

Although overall deposits declined from the first to second quarter of 2011, service charge on deposits accounts increased by 2% to $3.1 million. Other non-interest income totaled $2.2 million for the second quarter of 2011, an increase from $2.0 million for the first quarter of 2011 and $1.6 million for the second quarter of 2010. The increase in other non-interest income was attributable to an increase in loan fees for the second quarter of 2011, compared to the previous quarter and the same quarter of the previous year.

Non-Interest Expense

Total non-interest expense was $25.6 million in the second quarter of 2011, compared with $17.5 million in the prior quarter and $16.1 million for the second quarter of 2010.  Total non-interest expense for the second quarter of 2011 includes the preliminary estimated $6.7 million non-cash goodwill impairment charge previously discussed.

Total salaries and employee benefits decreased to $6.8 million in the second quarter of 2011, from $7.8 million in the prior quarter and $7.3 million in the second quarter of 2010.  The decrease is primarily due to the reduction in staff during the first quarter of this year.

Other non-interest expenses for the second quarter of 2011 totaled $9.4 million, an increase of $2.4 million and $3.1 million from the first quarter of 2011 and the second quarter of 2010, respectively.  This increase was largely attributable to $2.3 million in valuation allowance expenses related to the further markdown of held-for-sale loans that were carried over from the first to second quarter of 2011.

BALANCE SHEET

Total loans including loans held-for-sale totaled $2.08 billion at June 30, 2011, compared to $2.28 billion at March 31, 2011.  The decrease was primarily due to $68.8 million in note sales, $14.2 million in charge-offs, and pay-downs during the second quarter of 2011.  Loan originations for the second quarter of 2011 were approximately $50.3 million (excluding SBA and residential mortgage loans). This compares to total loan originations (excluding SBA and residential mortgage loans) of $69.1 million during the first quarter of 2011.

The Company originated $27.7 million in SBA loans during the second quarter of 2011, compared to $48.5 million in the previous quarter. SBA loan originations were elevated in the fourth quarter of 2010 and first quarter of 2011 due to the implementation of the Small Business Lending Program, in which SBA loan guarantees were increased to 90% for certain loans.  With the end of the program in February 2011, the Company’s SBA loan originations declined to previous levels for the second quarter of 2011.

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

Loan Categories

GROSS LOANS BY TYPE (Dollars In Thousands)

	Quarter Ended
Non-Covered Loans	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

Construction	$70,304	$74,538	$72,258	$70,808	$59,376
Real Estate Secured	1,548,559	1,725,298	1,757,328	1,832,726	1,830,387
Commercial & Industrial	260,990	274,392	276,739	308,277	316,370
Consumer	15,350	14,587	15,574	16,937	18,265
Total Non-Covered Gross Loans	$1,895,203	$2,088,815	$2,121,899	$2,228,748	$2,224,398

Covered Loans

Construction	$-	$-	$-	$-	$-
Real Estate Secured	154,020	154,655	159,699	166,490	179,124
Commercial & Industrial	38,170	45,024	49,680	53,613	56,357
Consumer	96	104	111	125	150
Total Covered Gross Loans	$192,286	$199,783	$209,490	$220,228	$235,631

Total Gross Loans

Construction	$70,304	$74,538	$72,258	$70,808	$59,376
Real Estate Secured	1,702,579	1,879,953	1,917,027	1,999,216	2,009,511
Commercial & Industrial	299,160	319,416	326,419	361,890	372,727
Consumer	15,446	14,691	15,685	17,062	18,415
Total Gross Loans	$2,087,489	$2,288,598	$2,331,389	$2,448,976	$2,460,029

Total deposits were $2.15 billion at June 30, 2011, down from $2.27 billion at March 31, 2011.  The decline was primarily in higher cost deposit accounts.

Total other real estate owned (OREOs) was $8.5 million at June 30, 2011, unchanged from $8.5 million at March 31, 2011.  Outflow from OREO in the second quarter of 2011 consisted of 13 sold properties totaling approximately $5.8 million.  Inflows to OREO in the second quarter of 2011 consisted of 12 properties totaling approximately $5.7 million.

CREDIT QUALITY

The Company’s credit quality improved in the second quarter of 2011 with declines in net charge-offs, non-accrual loans, impaired loans, and classified loans.  As a result of the improved credit quality, the Company’s provision for loan losses declined to $10.3 million in the second quarter of 2011, compared to $44.8 million in the prior quarter.

The allowance for loan losses was $111.0 million, or 5.32% of gross loans, at June 30, 2011, compared to $114.8 million, or 5.02% of gross loans, at March 31, 2011.  The coverage ratio of allowance for loan losses to non-performing assets was 128.4% at June 30, 2011, compared with 129.6% at March 31, 2011. Allowance coverage of legacy Wilshire loans (i.e. loans originated at Wilshire as opposed to Mirae Bank) increased to 5.86% at June 30, 2011 from 5.50% at March 31, 2011.

As a result of the improvement in credit quality and the strengthened capital position following the capital raise, the Company’s ratio of legacy classified assets to Tier 1 capital plus reserves was 36.4% at June 30, 2011. The requirement for legacy classified assets to Tier 1 capital plus reserves ratio for the Bank stated in the memorandum of understanding (“MOU”) with regulators is a maximum of 50% with which the Bank is in compliance.

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

Note Sales

The Company sold approximately $68.8 million in held for sale loans (not including SBA or mortgage loans) during the second quarter of 2011 and received proceeds of $62.9 million.  Approximately $43.1 million of these loans were sold in a bulk sale transaction and approximately $25.7 million were sold in individual transactions.  These loans included $17.4 million in non-accrual loans, $9.0 million in performing troubled debt restructured loans, and $6.1 million in delinquent loans.

As a result of the pricing received on the loan sales, the Company recorded a net $5.9 million loss on sale of loans.  The Company also recorded a $2.3 million valuation allowance against loans that remained as loans held-for-sale at June 30, 2011. Market conditions for loan sales had somewhat deteriorated in the second quarter, and therefore management decided to look for better loan pricing in the future.

During the second quarter of 2011, the Company transferred approximately $29 million in loans to held-for-sale status.  The loans were marked to their fair values, which resulted in $9.1 million in charge-offs for the second quarter of 2011.  The Company intends to sell these loans on an individual basis during the second half of 2011.

As of June 30, 2011, the Company had $66.4 million in loans held-for-sale, comprised of $14.2 million in SBA loans, $8.9 million in residential loans, and $43.3 million in commercial real estate loans.  Of the $43.3 million in commercial real estate loans, $40.8 million were classified assets and $29.8 million were non-accrual loans. The reduction in held for sale loans from $136.8 million at March 31, 2011 to $66.4 million at June 30, 2011 reflects management’s strategy to be more selective in terms of note sales, as well as the improvement in overall credit quality.  The Company does not expect future note sales through bulk sale transactions.

Non-accrual Loans

At June 30, 2011, total non-covered non-accrual loans were $59.4 million, or 3.13% of gross non-covered loans, compared to $62.1 million, or 2.97% of loans, at March 31, 2011.

The following is a table shows “covered” and “non-covered” non-accrual loans by loan type:

NON-ACCRUAL LOANS (Dollars In Thousands)

(Net of SBA Guaranteed Portions)	Quarter Ended
Non-Covered Loans	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

Construction	$12,000	$-	$-	$2,660	$-
Real Estate Secured	46,447	60,363	59,571	56,779	61,200
Commercial & Industrial	808	1,695	1,284	3,272	3,051
Consumer	144	11	27	37	34
Total Non-Covered Non-Accrual Loans	$59,399	$62,069	$60,882	$62,748	$64,285

Covered Loans

Real Estate Secured	$16,392	$16,269	$8,005	$10,569	$17,232
Commercial & Industrial	2,151	1,795	2,345	3,031	1,599
Total Covered Non-Accrual Loans	$18,543	$18,064	$10,350	$13,600	$18,831

Total Non-Accrual Loans

Construction	$12,000	$-	$-	$2,660	$-
Real Estate Secured	62,839	76,632	67,576	67,348	78,432
Commercial & Industrial	2,959	3,490	3,629	6,303	4,650
Consumer	144	11	27	37	34
Total Non-Accrual Loans	$77,942	$80,133	$71,232	$76,348	$83,116

The increase in non-accrual construction loans is attributable to one commercial construction loan for a project in California.  This loan totaling $12.0 million was classified as delinquent during the first quarter of

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

2011 and the Company had established a specific reserve against it based on an impairment analysis.  During the second quarter of 2011, the Company transferred this loan to held-for-sale and charged-off the specific reserve. It is expected that there will be minimal additional loss exposure from this loan.  Real estate secured, commercial and industrial non-accrual loans experienced large decreases from the first to second quarter of 2011.

Impaired Loans

Loans are classified as impaired when based on current information, it is probable that the Company will not be able to collect all principal and interest payments due in accordance with the terms of the loan.  Non-covered impaired loans at June 30, 2011 totaled $91.2 million, compared with $154.9 million at March 31, 2011.

Total impaired loans by loan category are shown in the table below:

IMPAIRED LOANS (Dollars In Thousands)

(Net of SBA Guaranteed Portions)	Quarter Ended
Non-Covered Loans	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

Construction	$12,000	$-	$-	$2,660	$-
Real Estate Secured	74,845	149,402	93,452	157,068	128,538
Commercial & Industrial	4,216	5,456	5,649	8,505	3,870
Consumer	136	-	27	37	-
Total Non-Covered Impaired Loans	$91,197	$154,858	$99,128	$168,270	$132,408

Covered Loans

Real Estate Secured	$19,236	$18,256	$15,120	$18,837	$20,036
Commercial & Industrial	2,922	3,332	4,216	5,479	1,801
Total Covered Impaired Loans	$22,158	$21,588	$19,336	$24,316	$21,837

Total Impaired Loans

Construction	$12,000	$-	$-	$2,660	$-
Real Estate Secured	94,081	167,658	108,572	175,905	148,574
Commercial & Industrial	7,138	8,788	9,865	13,984	5,671
Consumer	136	-	27	37	-
Total Impaired Loans	$113,355	$176,446	$118,464	$192,586	$154,245

The decrease in impaired loans during the second quarter of 2011 is largely attributable to note sales and charge-offs of impaired loans and was experienced entirely in the non-covered portfolio.

Performing Troubled Debt Restructured Loans

At June 30, 2011, total non-covered troubled debt restructured loans or “TDR loans”, declined to $22.3 million from $35.7 million at March 31, 2011.  All of the Company’s TDR loans were performing based on their modified terms and were not considered non-performing. The decline in TDR loans was a result of the note sales during the second quarter of 2011 in addition to a reduction in the number of modification requests during the quarter.

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

Total TDR loans by loan category are shown in the table below:

PERFORMING TROUBLED DEBT RESTRUCTURED LOANS (Dollars In Thousands)(unaudited)

(net of SBA guaranteed portions)

	Quarter Ended
Non-Covered Loans	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

Construction	$-	$-	$-	$-	$-
Real Estate Secured	18,733	31,540	36,187	100,289	49,289
Commercial & Industrial	3,529	4,117	3,574	4,929	802
Consumer	-	-	-	-	-
Total Non-Covered TDR Loans	$22,262	$35,657	$39,761	$105,218	$50,091

Covered Loans

Real Estate Secured	$8,518	$7,676	$7,115	$8,268	$2,804
Commercial & Industrial	1,473	1,844	1,870	2,448	202
Total Covered TDR Loans	$9,991	$9,520	$8,985	$10,716	$3,006

Total Performing TDRs Loans

Construction	$-	$-	$-	$-	$-
Real Estate Secured	27,251	39,216	43,302	108,556	52,093
Commercial & Industrial	5,002	5,961	5,444	7,378	1,004
Consumer	-	-	-	-	-
Total Performing TDR Loans	$32,253	$45,177	$48,746	$115,934	$53,097

Loan Delinquencies

At June 30, 2011, total non-covered loan delinquencies declined to $28.4 million from $35.1 million at March 31, 2011.  As a percentage of gross non-covered loans, delinquencies decreased to 1.50% at June 30, 2011, from 1.68% at March 31, 2011.  The decline in delinquencies was primarily attributable to charge-offs and a decline in inflow to delinquency.

Delinquent loans by days past due and loan type are reflected in the table below:

DELINQUENT  LOANS -  By Days Past Due (Dollars In Thousands)

(Net of SBA Guaranteed Portions)	Quarter Ended
Non-Covered Loans	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

30 - 59 Days Past Due	$11,782	$8,680	$15,641	$13,582	$17,146
60 - 89 Days Past Due	16,594	26,389	11,007	18,126	14,844
90 Days, and still accruing	-	-	-	304	1
Total Non-Covered Delinquent Loans	$28,376	$35,069	$26,648	$32,012	$31,991

Covered Loans

30 - 59 Days Past Due	$3,303	$5,166	$4,254	$1,754	$4,108
60 - 89 Days Past Due	1,227	968	3,566	1,053	910
90 Days, and still accruing	-	-	-	-	-
Total Covered Delinquent Loans	$4,530	$6,134	$7,820	$2,807	$5,018

Total Delinquent Loans

30 - 59 Days Past Due	$15,085	$13,846	$19,895	$15,336	$21,254
60 - 89 Days Past Due	17,821	27,357	14,573	19,179	15,754
90 Days, and still accruing	-	-	-	304	1
Total Delinquent Loans	$32,906	$41,203	$34,468	$34,819	$37,009

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

Loan Classifications

At June 30, 2011, total non-covered classified loans (loan graded substandard, doubtful, and loss) declined 27.4% to $158.0 million from $217.7 million at March 31, 2011.  Non-covered criticized loans (loans graded special mention) also experienced a large decline to $156.2 million at June 30, 2011 from $180.7 million at March 31, 2011, a reduction of 13.5%.

Loan balances broken down by classification are reflected in the table below:

LOAN CLASSIFICATIONS  (Dollars In Thousands)

	Quarter Ended
Non-Covered Loans	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

Special Mention	$156,249	$180,656	$102,990	$101,997	$87,197
Substandard	140,645	207,422	216,283	277,582	294,544
Doubtful	17,367	10,231	11,306	964	2,400
Loss	-	-	-	-	-
Total Non-Covered Gross Loans	$314,261	$398,309	$330,579	$380,543	$384,141

Covered Loans

Special Mention	$12,639	$20,554	$15,618	$15,644	$26,198
Substandard	35,006	31,755	30,836	34,150	39,700
Doubtful	5,806	2,112	2,921	3,245	2,589
Loss	-	-	-	-	-
Total Covered Gross Loans	$53,451	$54,421	$49,375	$53,039	$68,487

Total Loans

Special Mention	$168,888	$201,210	$118,608	$117,641	$113,395
Substandard	175,651	239,177	247,119	311,732	334,244
Doubtful	23,173	12,343	14,227	4,209	4,989
Loss	-	-	-	-	-
Total Gross Loans	$367,712	$452,730	$379,954	$433,582	$452,628

Loan Charge-offs

Non-covered loan charge-offs for the second quarter of 2011 totaled $14.2 million, compared to $41.0 million in the first quarter of 2011.  Approximately 64.3% of the charge-offs for the second quarter of 2011, were attributable to the transfer of loans to held-for-sale status. The decline in charge-offs for the second quarter of 2011 reflects an overall improvement in credit quality in the loan portfolio.

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

Charge-offs by loan type is reflected in the table below:

LOAN CHARGE-OFFS (Dollars In Thousands)	Quarter Ended
Non-Covered Loans	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
Construction	$3,000	$805	$401	$-	$-
Real Estate Secured	9,012	39,062	60,317	12,445	12,268
Commercial & Industrial	2,185	1,151	10,487	1,448	3,841
Consumer	9	19	14	33	80
Total Non-Covered Charge-Offs Loans	$14,206	$41,037	$71,219	$13,926	$16,189

Covered Loans
Real Estate Secured	16	171	252	324	596
Commercial & Industrial	(48)	489	431	91	373
Consumer	-	-	-	-	-
Total Covered Charge-Offs Loans	$(32)	$660	$683	$415	$969

Total Charge-Offs Loans
Construction	$3,000	$805	$401	$-	$-
Real Estate Secured	9,028	39,233	60,569	12,769	12,864
Commercial & Industrial	2,137	1,640	10,918	1,539	4,214
Consumer	9	19	14	33	80
Total Charge-Offs Loans	$14,174	$41,697	$71,902	$14,341	$17,158

Capital Ratios

The Company’s capital ratios significantly increased in the second quarter of 2011 due to the $109 million common stock offering.  As of June 30, 2011, the Company’s Tier 1 Leverage ratio was 12.85%. The minimum required Tier 1 capital ratio for the Bank stated in the MOU is 10%, in which the Bank is in compliance.

In addition, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In thousands, except per share info)	June 30, 2011	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	12.85%	5.00%	$ 215,268
Tier 1 Risk-Based Capital Ratio	17.70%	6.00%	232,915
Total Risk-Based Capital Ratio	19.10%	10.00%	181,266
Tangible Common Equity To Tangible Assets	8.28%	N/A	N/A
Tangible Common Equity Per Common Share	$ 3.10	N/A	N/A

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

CONFERENCE CALL

Management will host its quarterly conference call on July 26, 2011, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 800-599-9829 (domestic number) or 617-847-8703 (international number) and entering passcode 83621142.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and six loan production offices in Dallas, Houston, Atlanta, Denver, Annandale, Virginia, and Fort Lee, New Jersey, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity. Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, the preliminary nature of the financial results reported herein, the preliminary assessment of the goodwill impairment, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

PRELIMINARY CONSOLIDATED BALANCE SHEET
(dollars in thousands) (unaudited)	June 30,	March 31,		June 30,
	2011	2011	% Change	2010	% Change
ASSETS:
Cash and Due from Banks	$97,499	$68,827	42%	$134,707	-28%
Federal Funds Sold and Other Cash Equivalents	115,005	5	2300000%	224,005	-49%
Total Cash and Cash Equivalents	212,504	68,832	209%	358,712	-41%

Investment Securities Available For Sale	307,309	340,812	-10%	506,381	-39%
Investment Securities Held To Maturity	74	80	-8%	96	-23%
Total Investment Securities	307,383	340,892	-10%	506,477	-39%
Loans:

Loans Held For Sale	66,429	136,769	-51%	16,965	292%

Real Estate Construction	57,637	73,879	-22%	57,379	0%
Residential Real Estate	90,715	91,842	-1%	106,057	-14%
Commercial Real Estate	1,558,067	1,656,495	-6%	1,885,897	-17%
Commercial and Industrial	294,438	310,225	-5%	370,323	-20%
Consumer	15,430	14,675	5%	18,401	-16%
Total Loans	2,016,287	2,147,116	-6%	2,438,057	-17%
Allowance For Loan Losses	(110,995)	(114,842)	-3%	(91,419)	21%
Loans, Net of Allowance for Loan Losses	1,905,292	2,032,274	-6%	2,346,638	-19%

Accrued Interest Receivable	8,082	9,829	-18%	13,427	-40%
Due from Customers on Acceptances	509	169	201%	611	-17%
Other Real Estate Owned	8,499	8,512	0%	6,540	30%
Premises and Equipment	13,243	13,555	-2%	13,741	-4%
Federal Home Loan Bank (FHLB) Stock, at Cost	17,033	17,796	-4%	20,075	-15%
Cash Surrender Value of Life Insurance	19,582	18,812	4%	18,354	7%
Investment in affordable housing partnerships	33,697	34,781	-3%	29,665	14%
Deferred Income Taxes	19,112	19,112	0%	28,199	-32%
Servicing Assets	8,561	7,664	12%	6,655	29%
Goodwill (1)	-	6,675	-100%	6,675	-100%
FDIC Indemnification	21,912	26,673	-18%	28,538	-23%
Other Assets	32,739	46,756	-30%	35,822	-9%
TOTAL ASSETS	$2,674,577	$2,789,101	-4%	$3,437,094	-22%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

LIABILITIES:
Non-interest Bearing Demand Deposits	$449,270	$484,402	-7%	$427,793	5%
Savings and Interest Checking	110,097	109,399	1%	100,210	10%
Money Market Deposits	587,442	622,078	-6%	908,112	-35%
Time Deposits in denomination of $100,000 or more	646,238	670,686	-4%	752,656	-14%
Other Time Deposits	360,825	383,462	-6%	712,698	-49%
Total Deposits	2,153,872	2,270,027	-5%	2,901,469	-26%

FHLB borrowings and Federal Funds Purchased	110,000	215,000	-49%	145,306	-24%
Acceptance Outstanding	509	169	201%	611	-17%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	3,651	4,049	-10%	5,461	-33%
Other Liabilities	35,730	34,783	3%	29,491	21%
Total Liabilities	2,391,083	2,611,349	-8%	3,169,659	-25%

STOCKHOLDERS’ EQUITY:
Preferred Stock	60,721	60,584	0%	60,186	1%
Common Stock	164,585	55,655	196%	55,370	197%
Retained Earnings	54,431	58,994	-8%	147,325	-63%
Accumulated Other Comprehensive Income	3,757	2,519	49%	4,554	-18%
Total Stockholders’ Equity	283,494	177,752	59%	267,435	6%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,674,577	$2,789,101	-4%	$3,437,094	-22%

(1)   Preliminary in nature, as discussed in body of release

(continued)

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

PRELIMINARY CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended			Quarter Ended
	June 30, 2011	March 31, 2011	% Change	June 30, 2010	% Change
INTEREST INCOME
Interest and Fees on Loans	$30,767	$33,462	-8%	$36,079	-15%
Interest on Investment Securities	2,156	1,983	9%	4,756	-55%
Interest on Federal Funds Sold	74	179	-59%	294	-75%
Total Interest Income	32,997	35,624	-7%	41,129	-20%

INTEREST EXPENSE
Deposits	4,663	5,110	-9%	10,476	-55%
FHLB Advances and Other Borrowings	999	1,219	-18%	1,414	-29%
Total Interest Expense	5,662	6,329	-11%	11,890	-52%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	27,335	29,295	-7%	29,239	-7%
Provision for Losses on Loans and Loan Commitments	10,300	44,800	-77%	32,200	-68%
Net Interest Income (Loss) After Provision for Losses on Loans and Loan Commitments	17,035	(15,505)	-210%	(2,961)	-675%

NONINTEREST INCOME
Service Charges on Deposits	3,149	3,080	2%	3,215	-2%
(Loss) Gain on Sales of Loans, Net	(1,282)	3,592	-136%	1,444	-189%
Gain on Sale of Investment Securities	6	36	-83%	3,658	-100%
Other	2,179	1,968	11%	1,561	40%
Total Noninterest Income	4,052	8,676	-53%	9,878	-59%

NONINTEREST EXPENSES
Salaries and Employee Benefits	6,753	7,817	-14%	7,284	-7%
Goodwill Impairment (1)	6,675	-	0%	-	0%
Occupancy & Equipment	2,053	1,980	4%	1,946	5%
Data Processing	773	712	9%	690	12%
Other	9,359	6,967	34%	6,212	51%
Total Noninterest Expenses	25,613	17,476	47%	16,132	59%

Loss Before Income Taxes	(4,526)	(24,305)	-81%	(9,215)	-51%
Income Taxes (Benefit) Provision	(877)	26,888	-103%	(5,551)	-84%
NET LOSS	$(3,649)	$(51,193)	-93%	$(3,664)	0%

Preferred Stock Cash Dividend and Accretion of
Preferred Stock Discount	913	912	0%	906	1%
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(4,562)	$(52,105)	-91%	$(4,570)	0%

PER COMMON SHARE INFORMATION
Basic Loss Per Common Share	$(0.09)	$(1.77)	-95%	$(0.15)	-41%
Diluted Loss Per Common Share	$(0.09)	$(1.77)	-95%	$(0.15)	-41%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	50,151,459	29,476,288		29,487,994
Diluted	50,151,459	29,476,288		29,487,994

(1) Preliminary in nature, as discussed in body of release

(continued)

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

PRELIMINARY CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands, except per share data) (unaudited)
	Six Months Ended
	June 30, 2011	June 30, 2010	% Change

INTEREST INCOME
Interest and Fees on Loans	$64,229	$71,383	-10%
Interest on Investment Securities	4,139	10,371	-60%
Interest on Federal Funds Sold	253	676	-63%
Total Interest Income	68,621	82,430	-17%

INTEREST EXPENSE
Deposits	9,773	21,650	-55%
FHLB Advances and Other Borrowings	2,217	2,983	-26%
Total Interest Expense	11,990	24,633	-51%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	56,631	57,797	-2%
Provision for Losses on Loans and Loan Commitments	55,100	49,200	12%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	1,531	8,597	-82%

NONINTEREST INCOME
Service Charges on Deposits	6,229	6,439	-3%
Gain on Sales of Loans	2,310	1,480	56%
Gain on Sale of Investment Securities	42	6,142	-99%
Other	4,134	3,602	15%
Total Noninterest Income	12,715	17,663	-28%

NONINTEREST EXPENSES
Salaries and Employee Benefits	14,569	14,399	1%
Goodwill Impairment (1)	6,675	-	0%
Occupancy & Equipment	4,033	4,127	-2%
Data Processing	1,485	1,327	12%
Other	16,316	10,969	49%
Total Noninterest Expenses	43,078	30,822	40%

Loss Before Income Taxes	(28,832)	(4,562)	532%
Income Taxes Provision (Benefit)	26,010	(4,213)	-717%
NET (LOSS) INCOME	$(54,842)	$(349)	15614%

Preferred Stock Cash Dividend and Accretion of
Preferred Stock Discount	1,826	1,809	1%
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(56,668)	$(2,158)	2526%

PER COMMON SHARE INFORMATION
Basic Loss Per Common Share	$(1.42)	$(0.07)	1842%
Diluted Loss Per Common Share	$(1.42)	$(0.07)	1842%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	39,870,987	29,486,011
Diluted	39,870,987	29,486,011

(1)  Preliminary in nature, as discussed in body of release

(continued)

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

SUMMARY OF PRELIMINARY FINANCIAL
(dollars in thousands, except per share data) (unaudited)
	Quarter Ended
AVERAGE BALANCES	June 30, 2011		March 31, 2011		June 30, 2010

Average Assets	$ 2,750,821		$ 2,921,915		$ 3,475,151
Average Equity	218,478		231,622		275,452
Average Net Loans	2,072,244		2,218,079		2,367,860
Average Deposits	2,198,081		2,314,733		2,939,513
Average Time Deposits in denomination of $100,000 or more	654,647		670,542		751,094
Average Interest Earning Assets	2,496,763		2,610,600		3,174,226

	Six Months Ended
AVERAGE BALANCES	June 30, 2011				June 30, 2010

Average Assets	$ 2,835,895				$ 3,446,551
Average Equity	225,014				274,378
Average Net Loans	2,144,759				2,363,714
Average Deposits	2,256,084				2,913,160
Average Time Deposits in denomination of $100,000 or more	665,088				759,933
Average Interest Earning Assets	2,558,838				3,165,091

	Quarter Ended
PROFITABILITY	June 30, 2011		March 31, 2011		June 30, 2010

Annualized Return on Average Assets	-0.53%		-7.01%		-0.42%
Annualized Return on Average Equity	-6.68%		-88.41%		-5.32%
Efficiency Ratio	81.60%		46.02%		41.24%
Annualized Operating Expense/Average Assets	3.72%		2.39%		1.86%
Annualized Net Interest Margin	4.42%		4.53%		3.72%

	Six Months Ended
PROFITABILITY	June 30, 2011				June 30, 2010

Annualized Return on Average Assets	-3.87%				-0.02%
Annualized Return on Average Equity	-48.75%				-0.25%
Efficiency Ratio	62.12%				40.85%
Annualized Operating Expense/Average Assets	3.04%				1.79%
Annualized Net Interest Margin	4.46%				3.67%

	As Of
DEPOSIT COMPOSITION	June 30, 2011	Cost of Funds	March 31, 2011	Cost of Funds	June 30, 2010	Cost of Funds

Noninterest Bearing Demand Deposits	20.9%	0.00%	21.3%	0.00%	14.7%	0.00%
Savings & Interest Checking	5.1%	2.31%	4.8%	2.26%	3.5%	2.57%
Money Market Deposits	27.3%	0.93%	27.4%	0.87%	31.3%	1.56%
Time Deposits of $100,000 or More	30.0%	0.97%	29.6%	1.00%	25.9%	1.55%
Other Time Deposits	16.7%	1.11%	16.9%	1.31%	24.6%	2.00%
Total Deposits	100.0%	0.85%	100.0%	0.88%	100.0%	1.43%

	As Of
CAPITAL RATIOS	June 30, 2011		March 31, 2011		June 30, 2010

Tier 1 Leverage Ratio	12.85%		7.64%		9.51%
Tier 1 Risk-Based Capital Ratio	17.70%		10.30%		13.72%
Total Risk-Based Capital Ratio	19.10%		12.57%		15.17%
Total Shareholders' Equity	$ 283,494		$ 177,752		$ 267,435
Book Value Per Common Share	$ 3.12		$ 3.98		$ 7.03
Tangible Common Equity Per Common Share *	$ 3.10		$ 3.70		$ 6.74
Tangible Common Equity to Tangible Assets **	8.28%		3.92%		5.80%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

ALLOWANCE FOR LOAN LOSSES

(dollars in thousands) (unaudited)	Quarter Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

Balance at Beginning of Period	$114,842	$110,953	$99,020	$91,419	$79,576
Provision for Losses on Loans	10,123	44,800	82,600	17,999	31,269
FDIC Indemnification	-	-	-	2,953	(3,140)
Recoveries on loans previously charged-off	204	786	1,235	990	872
Less Charge-offs	(14,174)	(41,697)	(71,902)	(14,341)	(17,158)
Balance at End of Period	$110,995	$114,842	$110,953	$99,020	$91,419

Net Loan Charge-offs/Average Total Loans	0.67%	1.84%	3.03%	0.56%	0.67%
Charge-offs/Average Total Loans	0.68%	1.88%	3.08%	0.60%	0.70%
Allowance for Loan Losses/Gross Loans	5.32%	5.02%	4.76%	4.04%	3.72%
Allowance for Loan Losses/Legacy Wilshire Loans	5.86%	5.50%	5.23%	4.44%	4.11%
Allowance for Loan Losses/Non-accrual Loans	142.41%	143.31%	155.76%	129.70%	109.99%
Allowance for Loan Losses/Legacy Non-accrual Loans	186.86%	185.02%	182.24%	157.80%	142.21%
Allowance for Loan Losses/Non-performing Loans	142.41%	143.31%	155.76%	129.18%	109.99%
Allowance for Loan Losses/Legacy Non-performing Loans	186.86%	185.02%	182.24%	157.04%	142.21%
Allowance for Loan Losses/Non-performing Assets	128.41%	129.55%	128.69%	106.88%	101.97%
Allowance for Loan Losses/Legacy Non-performing Assets	167.16%	164.68%	151.35%	136.44%	133.20%

NON-PERFORMING ASSETS
(net of SBA guaranteed portions)	Quarter Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Nonaccrual Loans:
Non-covered Loans	$59,399	$62,069	$60,882	$62,749	$64,285
Covered Loans	18,543	18,064	10,350	13,599	18,831
Total	77,942	80,133	71,232	76,348	83,116

Loans 90 days or more past due and still accruing:
Non-covered Loans	-	-	-	304	1
Covered Loans	-	-	-	-	-
Total	-	-	-	304	1

Total Nonperforming Loans:
Non-covered Loans	59,399	62,069	60,882	63,053	64,286
Covered Loans	18,543	18,064	10,350	13,599	18,831
Total	77,942	80,133	71,232	76,652	83,117

OREO and Repossessed Vehicles:
Non-covered Loans	7,001	7,668	12,429	9,519	4,346
Covered Loans	1,498	844	2,554	6,477	2,194
Total	8,499	8,512	14,983	15,996	6,540

Total Nonperforming Assets:
Non-covered Loans	66,400	69,737	73,311	72,572	68,632
Covered Loans	20,041	18,908	12,904	20,076	21,025
Total	$86,441	$88,645	$86,215	$92,648	$89,657

Total Nonperforming Loans/Gross Loans	3.73%	3.50%	3.06%	3.13%	3.38%
Total Legacy Nonperforming Loans/Legacy Gross Loans	3.13%	2.97%	2.87%	2.83%	2.89%

Total Nonperforming Assets/Total Assets	3.22%	3.18%	2.90%	2.87%	2.61%
Total Legacy Nonperforming Assets/Total Assets	2.48%	2.50%	2.47%	2.24%	2.00%

(continued)

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

LOAN ORIGINATION AMOUNT	Quarter Ended
(Dollars In Thousands)	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

Total new loan origination amount, excluding renewal	$82,183	$120,037	$169,051	$112,911	$186,121

SBA new loan origination amount, excluding renewal	$27,665	$48,459	$47,735	$17,613	$32,630

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS	Quarter Ended		Six Months Ended
(Dollars In Thousands)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
Balance at beginning of period	3,926	$2,585	3,926	2,515
Provision for losses on off-balance sheet items	177	931	177	1,001
Balance at end of period	$4,103	$3,516	$4,103	$3,516

Reconciliation of GAAP financial measures to non-GAAP financial measures:

Tangible Common Equity and Tangible Assets (dollars in thousands, except per share data) (unaudited)

	Quarter Ended
	June 30, 2011	March 31, 2011	June 30, 2010

Total stockholders’ equity	$283,494	$177,752	$267,435
Preferred stock, net of discount	(60,721)	(60,584)	(60,186)
Goodwill and other intangible assets, net	(1,483)	(8,239)	(8,504)
Tangible common equity	$221,290	$108,929	$198,745

Total assets	$2,674,577	$2,789,101	$3,437,094
Goodwill and other intangible assets, net	(1,483)	(8,239)	(8,504)
Tangible assets	$2,673,094	$2,780,862	$3,428,590

Common shares outstanding	71,291,614	29,471,714	29,476,734

Reconciliation of GAAP financial measures to non-GAAP financial measures:

Net Income Excluding Goodwill (dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2011	June 30, 2011

GAAP Net (Loss) Income Available to Common Shareholders	$(4,562)	$(56,668)

GAAP PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$(0.09)	$(1.42)
Diluted Earnings Per Common Share	$(0.09)	$(1.42)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	50,151,459	39,870,987
Diluted	50,151,459	39,870,987

Goodwill Impairment Loss (1)	$6,675	$6,675

Non-GAAP Net (Loss) Income Available to Common Shareholders,
Excluding Impairment Loss on Goodwill	$2,113	$(49,993)

NON-GAAP PER COMMON SHARE INFORMATION
EXCLUDING IMPAIRMENT LOSS ON GOODWILL
Basic Earnings Per Common Share	$0.04	$(1.25)
Diluted Earnings Per Common Share	$0.04	$(1.25)

(1) Preliminary in nature, as discussed in body of release

(continued)

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Quarter Ended
	June 30, 2011			March 31, 2011			June 30, 2011
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/
		Expense	Rate		Expense	Rate		Expense	Rate

INTEREST EARNING ASSETS

Real Estate Loans	$1,883,055	$26,075	5.54%	$1,995,191	$27,656	5.54%	$2,058,774	$29,850	5.80%
Commercial Loans	299,078	3,873	5.18%	327,887	4,592	5.60%	378,752	5,363	5.66%
Consumer Loans	14,809	114	3.08%	15,157	121	3.19%	17,584	179	4.07%
Total Gross Loans	2,196,942	30,062	5.47%	2,338,235	32,369	5.54%	2,455,110	35,392	5.77%

Loan Fees toward Yield		705			1,093			687
Allowance for Loan Losses & Unearned Income	(124,698)			(120,156)			(87,250)
Net Loans	2,072,244	30,767	5.94%	2,218,079	33,462	6.03%	2,367,860	36,079	6.09%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities*	333,044	2,156	2.86%	334,694	1,983	2.66%	647,782	4,756	3.12%
Federal Funds Sold	91,475	74	0.32%	57,827	179	1.24%	158,584	294	0.74%
Total Investment Securities and
Other Earning Assets	424,519	2,230	2.32%	392,521	2,162	2.45%	806,366	5,050	2.65%

TOTAL INTEREST-EARNING ASSETS	$ 2,496,763	$32,997	5.32%	$2,610,600	$35,624	5.50%	$3,174,226	$41,129	5.22%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$600,686	$1,404	0.93%	$644,249	$1,408	0.87%	$972,096	$3,541	1.46%
NOW	22,724	20	0.35%	24,738	23	0.37%	22,019	26	0.47%
Savings	86,382	609	2.82%	85,287	598	2.80%	75,677	617	3.26%
Time Deposits of $100,000 or More	654,647	1,587	0.97%	670,542	1,689	1.01%	751,094	2,764	1.47%
Other Time Deposits	374,346	1,043	1.11%	428,815	1,392	1.30%	702,866	3,528	2.01%
Total Interest Bearing Deposits	1,738,785	4,663	1.07%	1,853,631	5,110	1.10%	2,523,752	10,476	1.66%

BORROWINGS:
FHLB Advances and Other Borrowings	188,967	505	1.07%	250,964	730	1.16%	138,805	750	2.16%
Junior Subordinated Debentures	87,321	494	2.26%	87,321	489	2.24%	87,321	664	3.04%
Total Borrowings	276,288	999	1.45%	338,285	1,219	1.44%	226,126	1,414	2.50%

TOTAL INTEREST BEARING LIABILITIES	$ 2,015,073	$5,662	1.12%	$2,191,916	$6,329	1.16%	$2,749,878	$11,890	1.73%

NET INTEREST INCOME		$27,335			$29,295			$29,239

NET INTEREST SPREAD			4.20%			4.34%			3.49%

NET INTEREST MARGIN			4.42%			4.53%			3.72%

* Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 2Q 2011 Results

July 25, 2011

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Six Months Ended
	June 30, 2011			June 30, 2010
	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
		Expense	Rate		Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$1,938,990	$53,732	5.54%	$2,045,150	$58,901	5.76%
Commercial Loans	313,254	8,465	5.40%	380,351	10,671	5.61%
Consumer Loans	14,955	234	3.13%	16,912	360	4.26%
Total Gross Loans	2,267,199	62,431	5.51%	2,442,413	69,932	5.73%
Loan Fees toward Yield		1,798			1,451
Allowance for Loan Losses & Unearned Income	(122,440)			(78,699)
Net Loans	2,144,759	64,229	5.99%	2,363,714	71,383	6.04%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	333,865	4,139	2.76%	656,526	10,371	3.34%
Federal Funds Sold	80,214	253	0.63%	144,851	676	0.93%
Total Investment Securities and
Other Earning Assets	414,079	4,392	2.35%	801,377	11,047	2.90%

TOTAL INTEREST-EARNING ASSETS	$ 2,558,838	$68,621	5.40%	$3,165,091	$82,430	5.25%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$622,347	$2,811	0.90%	$964,110	$7,563	1.57%
NOW	23,725	43	0.36%	22,249	55	0.49%
Savings	85,838	1,207	2.81%	74,869	1,203	3.21%
Time Deposits of $100,000 or More	665,088	3,277	0.99%	759,933	5,812	1.53%
Other Time Deposits	398,892	2,435	1.22%	689,396	7,017	2.04%
Total Interest Bearing Deposits	1,795,890	9,773	1.09%	2,510,557	21,650	1.72%

BORROWINGS:
FHLB Advances and Other Borrowings	219,794	1,234	1.12%	143,377	1,670	2.33%
Junior Subordinated Debentures	87,321	983	2.25%	87,321	1,313	3.01%
Total Borrowings	307,115	2,217	1.44%	230,698	2,983	2.59%

TOTAL INTEREST BEARING LIABILITIES	$ 2,103,005	$11,990	1.14%	$2,741,255	$24,633	1.80%

NET INTEREST INCOME		$56,631			$57,797

NET INTEREST SPREAD			4.26%			3.45%

NET INTEREST MARGIN			4.46%			3.69%

* Tax equivalent ratios for investment securities

(concluded)